UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 15, 2016

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)
2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2016, the board of directors (the “Board”) of Martin Marietta Materials, Inc. (the “Company”) increased the size of the Board from 9 directors to 10 directors and elected John J. Koraleski to fill the newly-created directorship. Mr. Koraleski has been appointed to the Board’s Audit Committee, Management Development and Compensation Committee, and Executive Committee.

Mr. Koraleski will receive the directors fees and stock-based compensation for directors previously disclosed in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders. Mr. Koraleski will stand for re-election at the Company’s 2017 Annual Meeting of Shareholders.

Mr. Koraleski is the former Chairman of the Board of Directors and CEO of Union Pacific Corporation (NYSE: UNP).  Mr. Koraleski, 65, also served as Executive Chairman of the Board of Directors for Union Pacific from February 2015 until his retirement in September 2015.

There are no arrangements or understandings between Mr. Koraleski and any other persons pursuant to which he was selected as a director. Mr. Koraleski does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated August 15, 2016 announcing the election of Mr. Koraleski to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: August 15, 2016	By:	/s/ Roselyn R. Bar
Roselyn R. Bar,
Executive Vice President, General Counsel, and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 15, 2016, announcing the election of John J. Koraleski to the Board of Directors.